Exhibit 99.1

Li-Cycle Provides Update on Pre-Feasibility Study for European Recycling Hub Project and Collaboration with Glencore

Li-Cycle and Glencore resume their collaboration to assess the technical and economic viability of a new Hub facility in Portovesme, Italy, including a concept and pre-feasibility study

Study expected to be led and funded by Glencore, with Li-Cycle providing technical support

Project expected to leverage Li-Cycle’s patented Spoke & Hub Technologies™ and utilize parts of Glencore’s existing Portovesme facility

With closing of the $475 million loan facility with U.S. Department of Energy (“DOE”), the first tranche of Glencore’s unsecured convertible notes will be automatically modified on December 9, 2024, in accordance with its terms

Li-Cycle continues to prioritize securing a complete funding package to restart construction of the Rochester Hub project and enable first advance of the DOE loan facility

TORONTO, Canada (December 4, 2024) – Li-Cycle Holdings Corp. (NYSE: LICY) (“Li-Cycle” or the “Company”), a leading global lithium-ion battery resource recovery company, is pleased to announce that the Company and Glencore International AG, a wholly-owned subsidiary of Glencore plc (LON: GLEN) (together with its subsidiaries, “Glencore”), a leading producer, recycler and marketer of nickel and cobalt for the production of lithium-ion batteries, are resuming their collaboration to assess the technical and economic viability of developing a new Hub facility in Portovesme, Italy, including a concept and pre-feasibility study.

The study is expected to be led and funded by Glencore, with Li-Cycle providing technical expertise and support. The project would utilize infrastructure and equipment at Glencore’s existing Portovesme metallurgical complex in Sardinia, Italy and leverage Li-Cycle’s patented Spoke & Hub Technologies™ to produce critical battery materials such as lithium, nickel and cobalt from recycled battery content. The black mass processed at the Portovesme Hub would be supplied from Glencore’s commercial network and Li-Cycle’s Spoke recycling facility located near Magdeburg, Germany.

Once operational, the Portovesme Hub would be expected to support the European battery supply chain by providing sustainable post-processing recycling capacity. The Company believes that the project would also support meeting EU minimum recycled content requirements for new batteries and the EU recycling target of at least 15% of strategic raw materials by 20301.

“We are pleased to continue our assessment and study of the Portovesme Hub project with Glencore,” said Ajay Kochhar, Li-Cycle’s President and CEO. “We believe the project has significant potential and can address the lack of post-processing recycling capacity in Europe needed for a localized closed-loop battery supply chain and provide a sustainable secondary source of critical battery materials. Separately, we remain focused on securing a full funding package needed to restart construction at our flagship Rochester Hub project and enable the first advance under the finalized DOE loan facility.”

[1]	As defined by the EU’s Battery Regulation and Critical Raw Materials Act.

Following the recently announced $475-million loan facility with the U.S. Department of Energy (“DOE Loan Facility”),2 a major milestone in the Company’s funding efforts for the Rochester Hub project, Li-Cycle remains focused on securing the complete funding package required to restart the Rochester Hub project’s construction and satisfy funding conditions for the first advance under the DOE Loan Facility. Li-Cycle is also continuing efforts to strengthen its Spoke business through optimization initiatives and improvements at its core Generation 3 Spoke recycling facilities.

The closing of the DOE Loan Facility triggers an automatic modification of the first tranche of the unsecured convertible notes issued by the Company to Glencore on May 31, 2022, as amended and restated on March 25, 2024 (the “First A&R Glencore Convertible Note”). The modification, effective December 9, 2024, will result in adjustments to the maturity date, interest rate, and conversion price of the First A&R Glencore Convertible Note, as well as introduce mandatory redemption provisions and security interests, as described in the Company’s most recent Quarterly Report on Form 10-Q. The adjustment to the conversion price of the First A&R Glencore Convertible Note is expected to increase Glencore’s beneficial ownership in the Company on a pro forma, fully-diluted basis to approximately 66% as of December 9, 2024. Definitive information regarding the modification will be included in a Current Report on Form 8-K to be filed after the completion of the modification.

About Li-Cycle Holdings Corp.

Li-Cycle (NYSE: LICY) is a leading global lithium-ion battery resource recovery company. Established in 2016, and with major customers and partners around the world, Li-Cycle’s mission is to recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future. The Company leverages its innovative, sustainable and patent-protected Spoke & Hub Technologies™ to recycle all different types of lithium-ion batteries. At our Spokes, or pre-processing facilities, we recycle battery manufacturing scrap and end-of-life batteries to produce black mass, a powder-like substance which contains a number of valuable metals, including lithium, nickel and cobalt. At our future Hubs, or post-processing facilities, we plan to process black mass to produce critical battery-grade materials, including lithium carbonate, for the lithium-ion battery supply chain. For more information, visit https://li-cycle.com/.

Investor Relations & Media

Louie Diaz

Sheldon D’souza

Investor Relations: investors@li-cycle.com

Media: media@li-cycle.com

[2]	Including up to $445 million of principal and up to $30 million in capitalized interest.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, Section 21 of the U.S. Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this press release include but are not limited to statements about: the expectation that the concept and pre-feasibility study for a Hub facility in Portovesme, Italy will be led and funded by Glencore, with Li-Cycle providing technical expertise and support; the expectation that the project would utilize infrastructure and equipment at Glencore’s existing Portovesme metallurgical complex in Sardinia, Italy and leverage Li-Cycle’s patented Spoke & Hub Technologies™ to produce critical battery materials such as lithium, nickel and cobalt from recycled battery content; the expectation that the black mass processed at the Portovesme Hub would be supplied from Glencore’s commercial network and Li-Cycle’s Spoke recycling facility located near Magdeburg, Germany; the expectation that the Portovesme Hub would support the European battery supply chain by providing sustainable post-processing recycling capacity; the expectation that the project will support meeting EU minimum recycled content requirements for new batteries and the EU recycling target of at least 15% of strategic raw materials by 2030; the expectation that the project has significant potential and can address the lack of post-processing recycling capacity in Europe needed for a localized closed-loop battery supply chain and provide a sustainable secondary source of critical battery materials; the expectation that Li-Cycle will continue efforts to strengthen its Spoke business through optimization initiatives and improvements at is core Generation 3 Spoke recycling facilities; and the expectation that the automatic adjustment to the conversion price of the First A&R Glencore Convertible Note will increase Glencore’s beneficial ownership in the Company on a pro forma, fully-diluted basis to approximately 66% as of December 9, 2024.

These statements are based on various assumptions, whether or not identified in this press release, including but not limited to assumptions regarding the timing, scope and cost of Li-Cycle’s projects, including paused and curtailed projects; the processing capacity and production of Li-Cycle’s facilities; Li-Cycle’s ability to source feedstock and manage supply chain risk; Li-Cycle’s ability to increase recycling capacity and efficiency; Li-Cycle’s ability to obtain financing on acceptable terms or at all; the success of Li-Cycle’s cash preservation plan; the outcome of the go-forward strategy of the Rochester Hub; Li-Cycle’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; expectations related to the outcome of future litigation; general economic conditions; currency exchange and interest rates; compensation costs; and inflation. There can be no assurance that such estimates or assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

These forward-looking statements are provided for the purpose of assisting readers in understanding certain key elements of Li-Cycle’s current objectives, goals, targets, strategic priorities, expectations and plans, and in obtaining a better understanding of Li-Cycle’s business and anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes and is not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle and are not guarantees of future performance. Li-Cycle believes that these risks and uncertainties include, but are not limited to, the following: Li-Cycle’s inability to fund the anticipated costs of, and realize the anticipated benefits from, its Spoke optimization plan; Li-Cycle’s inability to satisfy the drawdown conditions and access funding under the DOE Loan Facility; Li-Cycle’s inability to develop the Rochester Hub as anticipated or at all, and other future projects including its Spoke network expansion projects in a timely manner or on budget or that those projects will not meet expectations with respect to their productivity or the specifications of their end products; risk and uncertainties related to Li-Cycle’s ability to continue as a going concern; Li-Cycle’s insurance may not cover all liabilities and damages; Li-Cycle’s reliance on a limited number of commercial partners to generate revenue; Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or its failure to develop and maintain a proper and effective internal control over financial reporting; and risks of litigation or regulatory proceedings that could materially and adversely impact Li-Cycle’s financial results. These and other risks and uncertainties related to Li-Cycle’s business are described in greater detail in the sections titled “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Key Factors Affecting Li-Cycle’s Performance” in its Annual Report on Form 10-K and the sections titled “Part II. Other Information—Item

1A. Risk Factors” and “Part I. Financial Information—Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Key Factors Affecting Li-Cycle’s Performance” in its Quarterly Reports on Form 10-Q, in each case filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission in Canada. Because of these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement.

Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this press release.

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